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                                                                     Exhibit 4.9

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                       KINGSWAY FINANCIAL CAPITAL TRUST I

                                 by and between

                        KINGSWAY FINANCIAL SERVICES INC.

                                       AND

                            BNY MIDWEST TRUST COMPANY

















                          DATED AS OF ___________, 2003







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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (this "Preferred Securities Guarantee"), dated as of __________, 2003, is executed and delivered by Kingsway Financial Services Inc., a Canadian corporation (the "Guarantor"), and BNY Midwest Trust Company as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Kingsway Financial Capital Trust I, a Delaware statutory trust (the "Issuer").

                                    RECITALS

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the Declaration"), dated as of __________, 2003, among the trustees of the Issuer named therein, Kingsway U.S. Funding Inc., a Delaware corporation (the "Debenture Issuer"), as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof, or will issue hereafter, up to $57,500,000 aggregate liquidation amount of its [ ]% trust preferred securities (stated liquidation amount $__ per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

     WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein) will be used to purchase the Debentures (as defined herein) of the Debenture Issuer, which will be deposited with BNY Midwest Trust Company, as Property Trustee under the Declaration, as trust assets;

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

     In this Preferred Securities Guarantee, unless the context otherwise requires:

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     (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

     (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

     (f) a reference to the singular includes the plural and vice versa.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Guarantee Trustee is closed for business.

     "Commission" has the meaning provided in Section 2.3.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Debentures" means the series of subordinated debt securities of the Debenture Issuer designated the [ ]% Junior Subordinated Debentures, due 2033 issued pursuant to the Indenture.

     "Debenture Guarantee" means the Guarantee as defined in the Indenture.

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     "Debenture Issuer" has the meaning set forth in the recitals.

     "Declaration Event of Default" means an "Event of Default" as defined in the Declaration.

     "Distributions" has the meaning provided in the Declaration.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     "Foreign Taxes" has the meaning provided in Section 5.6.

     "Gross Up Amount" means any additional amount required to be paid to Holders in respect of Foreign Taxes as described in Section 5.6.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities, to the extent the Issuer has funds on-hand and available in the Payment Account (as defined in the Declaration) for the payment of such amounts, (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds on-hand and available in the Payment Account for the payment of such amounts, with respect to any Preferred Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all of the Preferred Securities upon the maturity or redemption of all of the Debentures as provided in the Declaration) the lesser of (a) the aggregate of the liquidation amount of $25 per Preferred Security and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on-hand and available in the Payment Account for the payment of such amounts, or (b) the amount of assets of the Issuer remaining for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means BNY Midwest Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Guarantor" has the meaning provided in the preamble.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

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     "Indemnified Person" means the Guarantee Trustee, any Affiliate of the
Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

     "Indenture" means the Indenture dated as of _________, 2003, among the Debenture Issuer, the Guarantor and BNY Midwest Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

     "Indenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Issuer" has the meaning provided in the preamble.

     "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, holding Preferred Securities representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

     "OECD Country" has the meaning provided in the Indenture.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

     (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Payment Account" has the meaning provided in the Declaration.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Securities" has the meaning provided in the recitals.

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     "Preferred Securities Guarantee" has the meaning provided in the preamble.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Guarantee Trustee with direct responsibility for the administration of this Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Subordinated Notes" means the subordinated debt securities of Kingsway America Inc. designated the [__]% Junior Subordinated Notes, due _______, 2033, issued to the Debenture Issuer.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Taxing Jurisdiction" has the meaning provided in Section 5.6.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application

     (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

     (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2  Lists of Holders of Securities

     (a) In the event the Guarantee Trustee is not also acting in the capacity of the Property Trustee, the Guarantor shall, or shall cause the Property Trustee to, provide the Guarantee Trustee with a list of the names and addresses of the Holders (the "List of Holders") (i) on a date not later than the record date for any payment or other distribution to the Holders hereunder or under the Declaration, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such a List of Holders at any time that such list would not differ from the last such list provided by the Guarantor to the Guarantee Trustee under this
Section 2.2(a).

     The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders. Unless supplemented, amended or restated pursuant to this Section

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2.2(a), the Guarantee Trustee shall be entitled to rely exclusively on the last
List of Holders provided to it by the Guarantor or any Property Trustee.

     (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Guarantee Trustee.

     The Guarantee Trustee will transmit to Holders such reports concerning the Guarantee Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Guarantee Trustee shall, within sixty days after each [ ] following the date of this Preferred Securities Guarantee deliver to Holders a brief report, dated as of such [ ], which complies with the provisions of such Section 313 (a).

     A copy of each such report will, at the time of such transmission to Holders, be filed by the Guarantee Trustee with each stock exchange upon which any Preferred Securities are listed, with the Securities and Exchange Commission (the "Commission"), and with the Guarantor. The Guarantor will promptly notify the Guarantee Trustee when any Preferred Securities are listed on any stock exchange or of any delisting thereof.

SECTION 2.4 Periodic Reports by the Guarantor.

     The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents, or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, will be filed with the Guarantee Trustee within 15 calendar days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

SECTION 2.5 Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver.

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     The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 60 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such Events of Default have been cured or waived before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default (other than defaults in scheduled payments of principal and interest) unless the Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Guarantee Trustee charged with the administration of this Preferred Securities Guarantee shall have obtained actual knowledge.

SECTION 2.8 Conflicting Interests.

     The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Guarantee Trustee.

     (a) This Preferred Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer its right, title and interest in this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

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     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

     (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Guarantee Trustee; and

     (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and substantially conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Preferred Securities Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Preferred Securities Guarantee; and

          (iv) no provision of this Preferred Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the

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Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of Guarantee Trustee.

     (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re-registration thereof).

          (v) The Guarantee Trustee may consult with competent counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.

     The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

          (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

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          (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Preferred Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee.

     The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Guarantee Trustee which shall:


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          (i) not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustees.

     (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee, whereupon the resigning Guarantee Trustee shall be released and discharged of the trusts and other duties imposed on such trustee in connection herewith.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

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     (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

     (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued and owing to such Guarantee Trustee to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1  Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Declaration), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied, at the Guarantor's option, by: (i) direct payment of an amount equal to the amount of funds on-hand and available in the Payment Account at such time, it being understood that, upon payment of such amount by the Guarantor, such amount shall be deducted from the amount of any funds on-hand and available in the Payment Account for the purpose of calculating any future Guarantee Payments; or (ii) causing, through the Debenture Issuer, the Issuer to pay such amount to the Holders.

SECTION 5.2 Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or

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

other sum payable that results from the extension of any interest payment period on the Debentures as permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or (g) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders.

     (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Preferred Securities Guarantee.

     (b) If the Guarantee Trustee fails to enforce its rights under this Preferred Securities Guarantee, any Holder may directly institute a legal proceeding against the Guarantor to enforce the Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person or entity.

     (c) A Holder may also directly institute a legal proceeding against the Guarantor to enforce such Holder's right to receive payment under this Preferred Securities Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of this Preferred Securities Guarantee or (ii) instituting a legal proceeding directly against the Issuer or any other Person or entity.

SECTION 5.5 Guarantee of Payment.

     This Preferred Securities Guarantee creates a guarantee of payment and not of collection (i.e., a Covered Person may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). This Preferred Securities Guarantee will not be discharged

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

except by payment of the Guarantee Payments in full to the extent not previously paid or upon Distribution to the Holders of the corresponding series of Debentures as provided in the Declaration.

SECTION 5.6 Gross Up.

     All payments paid directly by the Guarantor under this Preferred Securities Guarantee shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or such other country under the laws of which a successor to the Guarantor is organized (such as Bermuda, Barbados, the Cayman Islands or any OECD Country, such country of organization or Canada, as the case may be, being herein referred to as the "Taxing Jurisdiction"), or any province, territory, political subdivision or taxing authority thereof or therein (collectively, such taxes, fees, duties, assessments or governmental charges are herein referred to as "Foreign Taxes"), unless such Foreign Taxes are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of the Taxing Jurisdiction or any province, territory, political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the Taxing Jurisdiction or any province, territory or political subdivision thereof). If a withholding or deduction for Foreign Taxes is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holders such Gross Up Amount as may be necessary so that every net payment paid directly by the Guarantor under this Preferred Securities Guarantee to such Holder, after such withholding or deduction, shall not be less than the amount provided for in this Preferred Securities Guarantee to be then due and payable if such Foreign Taxes had not been withheld or deducted; provided, however, that the Guarantor shall not be required to make payment of such Gross Up Amount for or on account of:

          (a) any Foreign Taxes which would not have been imposed but for the fact that a Covered Person with respect to such Preferred Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Taxing Jurisdiction or any province, territory or political subdivision thereof or otherwise had some connection therewith other than by reason of the mere ownership of, or receipt of payment under, such Preferred Security;

          (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (c) any Foreign Taxes that are imposed or withheld by reason of the failure by a Covered Person with respect to such Preferred Securities to comply with any reasonable and timely request by the Guarantor addressed to the Holder within 60 days of such request (A) to provide information concerning the nationality, residence or identity of the Covered Person or (B) to make any declaration or other similar claim or satisfy any information, certification, identification, documentation or other reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the Taxing

Jurisdiction or any province, territory or political subdivision thereof as a precondition to exemption from all or part of such Foreign Taxes; or

          (d) any combination of items (1), (2) and (3); nor shall Gross Up Amount be paid with respect to any payment paid directly by the Guarantor under this Preferred Securities Guarantee to any Holder who is, for income tax purposes of the Taxing Jurisdiction, a fiduciary or partnership or other than the sole beneficial owner of such Preferred Security to the extent such payment would be required by the laws of the Taxing Jurisdiction (or any province, territory or political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, or a partner of such partnership, or a beneficial owner who would not have been entitled to such Gross Up Amount had it been the Holder.

SECTION 5.7 Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.8 Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions.

     So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing any event that would constitute an Event of Default, an Indenture Event of Default, or Declaration Event of Default or if an Extended Interest Payment Period (as defined in the Indenture) has been declared and is in effect, then the Guarantor will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock), or (b) make, or permit any subsidiary to make, any payment of principal, interest or premium, if any (other than payments under the Subordinated Notes or the Debentures), on, or repay, repurchase or redeem, any debt security that ranks pari passu with or junior to the Debentures, the Debenture

Guarantee or the Subordinated Notes, as the case may be, or (c) make, or permit any subsidiary to make, any guarantee payments with respect to any guarantee of any debt security (other than payments under the Preferred Securities Guarantee or the Debenture Guarantee), if such guarantee ranks pari passu with or junior to the Debentures or the Debenture Guarantee, as the case may be. Notwithstanding the foregoing, the following shall not be prohibited: (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of Default, Indenture Event of Default, Declaration Event of Default or selection of an Extension Period by the Debenture Issuer, as applicable, (ii) any transactions described in (a) or (b) above resulting from any reclassification of the Guarantor's capital stock, or the exchange or conversion of any class or series of the Guarantor's capital stock for any other class or series of the Guarantor's capital stock, or the exchange or conversion of any class or series of the Guarantor's Indebtedness (as defined in the Indenture) for any class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto.

SECTION 6.2  Ranking.

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Guarantor Senior Debt (as defined in the Indenture), to the extent and in the same manner as the Debenture Guarantee is subordinate and junior in right of payment to all Guarantor Senior Debt as provided in Article XV of the Indenture,
(ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Guarantor, (B) any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or preferred trust security of any Affiliate of the Guarantor and (C) those debt securities previously issued and from time to time issued and outstanding as described in clause (1) of the proviso to the definition of Guarantor Senior Debt set forth in the Indenture, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1  Termination.

     This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case

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

may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1  Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2  Indemnification.

     (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

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

     (c) The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX

                            COMPENSATION AND EXPENSES

     The Guarantor agrees to pay to the Guarantee Trustee compensation for its services as shall be mutually agreed upon by the Guarantor and the Guarantee Trustee. The Guarantor shall reimburse the Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or willful misconduct of the Guarantee Trustee.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 Successors and Assigns.

     All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 10.2  Amendments.

     Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may be amended only with the prior approval of the Holders of not less than a majority in aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 13.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval. This Preferred Securities Guarantee may not be amended, and no amendment hereof that affects the Guarantee Trustee's rights, duties or immunities hereunder or otherwise shall be effective, unless such amendment is executed by the Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion). In executing any such amendment, the Guarantee Trustee will be entitled to receive, and (subject to Section 3.1) will be fully protected in relying upon, an Officers' Certificate and an opinion of legal counsel stating that the execution of such amendment is authorized or permitted by this Preferred Securities Guarantee.

SECTION 10.3  Notices.

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

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

     (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders): 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department.

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders): 5310 Explorer Drive, Mississauga, Ontario L4W 5H8, Attention: Chief Executive Officer, with a copy to the attention of the Chief Financial Officer at such address.

     (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 10.4  Benefit.

     This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 10.5 Governing Law.

     THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.6 Submission to Jurisdiction.

     The Guarantor agrees that any judicial proceedings instituted in relation to any matter arising under this Preferred Securities Guarantee may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, the City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Preferred Securities Guarantee, the Guarantor hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Guarantor also irrevocably and unconditionally waives for the benefit of the Guarantee Trustee and the Holders any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Preferred Securities Guarantee. The Guarantor hereby irrevocably designates and appoints for the benefit of the Guarantee Trustee and the Holders for the term of this Preferred Securities Guarantee Kingsway America Inc., 1515 Woodfield Road, Suite 820, Schaumburg, Illinois 60173, Attention: James R. Zuhlke, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Lord, Bissell & Brook, 115 S. LaSalle St., Chicago, Illinois 60603, Attention: Janet O. Love) brought against it with respect to any such proceeding in any such court in the

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

City of New York, such service being hereby acknowledged by the Guarantor to be effective and binding service on it in every respect whether or not the Guarantor shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Preferred Securities or the obligations of the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Guarantor and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Guarantee Trustee of the name and address of such successor. The Guarantor further agrees for the benefit of the Guarantee Trustee and the Holders to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Kingsway America Inc. in full force and effect so long as any of the Preferred Securities or the obligations of the Guarantor hereunder shall be outstanding. The Guarantee Trustee shall not be obligated and shall have no responsibility with respect to the failure by the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Guarantee Trustee or any Holder to institute proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                               KINGSWAY FINANCIAL SERVICES INC.
                                               as Guarantor

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                               BNY MIDWEST TRUST COMPANY,
                                               as Guarantee Trustee

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:




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